OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT


                  THE SECURITIES WHICH ARE THE SUBJECT OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES*, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO US PERSONS* (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS IS AVAILABLE.

Palomar Medical Technologies, Inc.
66 Cherry Hill Drive
Beverly, Massachusetts  01915


Ladies and Gentlemen:


         1. Subscription. The undersigned Purchaser (the "Purchaser") hereby irrevocably agrees to purchase and subscribes for, from Palomar Medical Technologies, Inc. (the "Company"), _________ units (the "Units"), each Unit consisting of SF 1,000 of 4.5% Convertible Subordinated Debentures Due 2003 (the "Debentures") and 24 warrants (the "Warrants"), each Warrant entitling the holder thereof to purchase one share of common stock, par value US$0.01 per share (the "Common Stock"), of the Company (the "Warrant Shares"). The Warrant Shares and the shares of Common Stock issuable upon conversion of the Debentures is sometimes hereafter collectively referred to as the "Shares." This Subscription Agreement is submitted to you in accordance with and subject to the terms and conditions set forth herein and described in the Company's Offering Memorandum dated June __, 1996 (including the Exhibits thereto and the documents incorporated by reference therein, being hereinafter called the "Offering Memorandum").

         2. Closing. The closing shall be deemed to occur when (a) this Subscription Agreement has been duly completed and executed by both the Purchaser and the Company, (b) the accompanying Registration Rights Agreement has been completed and executed by the Purchaser, and (c) payment for the Units shall have been made by the Purchaser, by wire transfer of good funds in Swiss Francs, as directed in writing by the Company, to the designated escrow account; and the Company shall have delivered a certificate or certificates representing the securities comprising the Units to the Purchaser.

         3. Purchase Price. The purchase price of the Units (the "Purchase Price") to be paid to the Company shall be SF 1,000 per Unit. The Minimum Purchase Price to be paid by the Purchaser to the Company shall be SF 250,000 (subject to the Company's right, in its sole discretion, to allot to any Purchaser less than the number of Units subscribed for, and to accept less than the minimum subscription from any subscriber).

         4. Legends on Certificates. The Company's transfer agent will be instructed to issue one or more certificates representing the securities comprising the Units with restrictive legends in the names of purchasers to be specified prior to closing, stating substantially the following:

         "The securities represented by this certificate have been issued pursuant to Regulation S, an exemption from registration pursuant to the provisions under the United States Securities Act of 1933, as amended (the "Securities Act"). These securities may not be transferred, offered or sold prior to the end of the forty (40)-day period (the "Restricted Period") commencing on the later of (i)
         the date the Securities are first offered to persons other than distributors (as defined in Regulation S) or (ii) the date of the final closing of the offering of the Units by the Company, unless such transfer, offer or sale (i) is made in an "offshore transaction" and not to a "U.S. person" (other than a "distributor") (as such terms are defined in Regulation S) or (ii) is made pursuant to registration or an applicable exemption under the Securities Act. The securities represented by this certificate cannot be sold except pursuant to the terms and conditions of the Offshore Securities Subscription Agreement between the Company and the initial holder of the shares represented by this certificate, a copy of which is on file at the offices of the Company."

         "By requesting the transfer of the securities represented by this certificate after the Restricted Period, the holder of this certificate represents that if such transfer is made to a U.S. person, that at the time of such transfer the holder is not an "affiliate" of the Company (as such term is defined in the Securities Act) or an "underwriter" or "dealer" (as such terms are defined in the Act), has not engaged in any short sales or similar hedge transactions with respect to the Company's shares of Common Stock during the Restricted Period, is not a "distributor" and such transfer is not being made as part of a plan or scheme to evade the registration provisions of the Securities Act."

         The [Warrants] [Debentures] represented hereby are part of a nondetachable Unit. Each Unit consisting of one SF 1,000 principal amount 4.5% Convertible Subordinated Debenture and 24 Warrants to purchase shares of Common Stock. Said Debenture and Warrants may not be transferred or traded separately, and any purported transfer of either of such securities separately from the other shall be void and shall not be recorded on the books and records of the Company. [Warrants may only be exercised in lots of 24 Warrants or integral multiples thereof; and each 24 Warrants to be exercised must be accompanied by SF 1,000 principal amount of Debentures, presented for conversion or redemption or repurchase in its entirety, as the case may be, pursuant to the terms of the Debentures.] [Debentures may only be converted in their entirety; and each Debenture to be converted must be accompanied by the related 24 Warrants for exercise in accordance with the terms thereof.]

         5. Representations, Warranties and Agreements. (I) The Purchaser hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

        (a) The Purchaser understands that the Units, Debentures, Warrants and Shares have not been registered under the Securities Act or any state securities laws and have been with respect to the Units, Debentures and Warrants, and may be, with respect to the Shares, issued in reliance upon Regulation S promulgated under the Securities Act and have not been registered under any foreign securities laws;

        (b) The Purchaser has received and read the Offering Memorandum.

        (c) The Purchaser has been supplied with or has had sufficient access to all other information, including financial statements and other financial information of the Company, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company, so that, as a reasonable investor, the Purchaser has been able to make his or its own independent decision to purchase the Units;

        (d) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of the Company concerning the offering of the Units, and all such questions have been answered to the full satisfaction of the undersigned;

        (e) No oral or written representations have been made, and no oral or written information has been furnished to the Purchaser in connection with the offering of the Units which were in any way inconsistent with any other information with which the Purchaser has been provided pursuant to Section 5(b) or 5(c) hereof;

        (f) The Purchaser is not a U.S. Person ("U.S. Person" as used herein shall mean U.S. person as defined in Regulation S under the Securities Act) and is not purchasing the Units for the account or benefit of a U.S. Person;

        (g) The Purchaser is not a citizen of the United States or a resident of any state or territory of the United States, and the true and correct address of the Purchaser is set forth on the signature page hereof;

        (h) No offer to sell the Units has been made to the Purchaser within the United States, and the Purchaser is not and will not be within the United States as of the date of execution and delivery of this Subscription Agreement;

        (i) The purchase order for the Units was originated by the Purchaser outside the United States;

        (j) If the Purchaser is a corporation or a partnership, the Purchaser was not (i) formed principally for the purpose of acquiring the Shares or other securities not registered under the Securities Act or (ii) organized or incorporated under the laws of any state or jurisdiction of the United States;

        (k) The Purchaser is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person previously not known to the Purchaser in connection with investment securities generally;

        (l) As applicable, the Purchaser has adequate means of providing for the Purchaser's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares, has no need for liquidity in such investments, has made commitments to investments that are not readily marketable which are reasonable in relation to the Purchaser's net worth and, at the present time, could afford a complete loss of such investment].

        (m) The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable him or it to utilize the information made available to him or it in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto;

        (n) The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Units, and the Purchaser has relied on the advice of or consulted with, only his or its own advisors;

        (o) The Purchaser acknowledges that the Units and the component Debentures, Warrants and Shares may not be transferred, offered or sold in the United States or to a U.S. Person or citizen of the United States prior to the end of the forty (40)-day period (the "Restricted Period") commencing on the later of (i) the date the Units are first offered to persons other than distributors (as defined in Regulation S) or (ii) the date of the final closing of the offering of the Units by the Company. The Purchaser acknowledges that the Company may not allow a transfer of the Units in the United States or to a U.S. Person or citizen of the United States if Regulation S or any other applicable state, federal or foreign securities laws have not been complied with;

        (p) The Purchaser is purchasing the Units for its own account and/or for accounts over which the Purchaser has discretionary authority, and not on behalf of or for the account of any person or entity who or which is a US Person or citizen of the United States, for investment and not with a view to resale or distribution or any present intention to resell or distribute the Units, and the sale of the Units has not been pre-arranged with a purchaser in the United
States. Anything herein contained to the contrary notwithstanding, for the purposes of this Subscription Agreement, the term "Purchaser" shall mean the undersigned, and, if applicable, any person or entity for whom or which the undersigned is subscribing for Units pursuant to discretionary authority granted to the undersigned;

        (q) The Purchaser is not purchasing the Units with the present intention of "distributing" the Units on behalf of the Company or a "distributor*" as defined in Regulation S, or any of their affiliates, in the United States or to a US Person;

        (r) The Purchaser is not a "distributor" as defined in Regulation S;

        (s) To the knowledge of the Purchaser, no activity has been undertaken by the Company or any person acting on its behalf for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Units in the United States;

        (t) The Purchaser understands that, except as set forth in the Registration Rights Agreement, the Company is under no obligation to register the Units, Debentures, Warrants or Shares under the Securities Act, or to assist it in complying with the Securities Act or under the securities laws of any state of the United States or under any foreign jurisdiction. The Purchaser understands that prior to the expiration of the Restricted Period a stop transfer order may be placed on the Units, Debentures, Warrants and Shares with the Company's transfer agent;

        (u) The  Purchaser  is not a member of a "group"  within the  meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934 and is not an "affiliate" (as that term is defined in Rule 405 promulgated under the Securities Act) of any other purchaser of the Units;

        (v) The Purchaser acknowledges that all offering documents received by the Purchaser with respect to the offering of the Units include statements to the effect that the Units have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons unless such securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available;

        (w) To the best knowledge of the Purchaser, each distributor participating in the offering of the Units, if any, has agreed in writing that all offers and sales of the Units prior to the expiration of the Restricted Period shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Units under the Securities Act or pursuant to an exemption from registration under the Securities Act;

        (x) The Purchaser is not an officer, director or "affiliate" (as that term is defined in Rule 405 under the Securities Act) of the Company or an "underwriter" or "dealer" (as such terms are defined in the federal securities laws of the United States) and the purchase of the Units by Purchaser is not a transaction (or any element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act;

        (y) The Purchaser does not have a short position in the Shares or otherwise have a hedge against the risk of purchasing the Units and will not have a short position in the Shares or otherwise hedge the risk of holding the Units at any time prior to the expiration of the Restricted Period; and

        (z) If at any time after the expiration of the Restricted Period the Purchaser wishes to transfer or attempts to transfer the Units, Debentures, Warrants or Shares to a U.S. Person, the Purchaser agrees to notify the Company if at such time it is either an "underwriter," "dealer," "distributor," or an "affiliate" of the Company (as such terms are defined in the federal securities laws of the United States or the regulations promulgated thereunder, including, but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

        (II) The Company hereby acknowledges, represents and warrants to, and agrees with the Purchaser as follows:

               (i) The Company is a reporting issuer as defined by Rule 902(l) of Regulation S.

               (ii) The Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, and is quoted on the Nasdaq Small-Cap Market.

               (iii)  The  Company  has  not  directly  or,  to  its   knowledge
indirectly, offered the Units to any person in the United States or to any U.S. person.

               (iv) At the time the buy order for Units was originated, the Company believed that all of the purchasers in the Offering were outside the United States and were not U.S. persons.

               (v) The Company has no reason to believe that the purchase of the Units pursuant to the Offering has been pre-arranged with a purchaser in the United States.

               (vi) In connection with the Offering neither the Company nor, to the Company's knowledge, anyone acting on its behalf engaged in any "directed selling efforts" (as that term is defined in Regulation S) nor has the Company nor, to the Company's knowledge, any person acting on its behalf conducted any general solicitation relating to the Offering to persons residing within the United States or to U.S. persons.

         6. Resales by the Purchaser. In the event that the Purchaser desires to offer or sell the Units, such offer or sale shall at all times comply with the Securities Act and rules and regulations promulgated thereunder including Regulation S, and all other applicable state, federal and foreign securities laws. Prior to the expiration of the Restricted Period, the Purchaser agrees not to sell the Units to or for the account or benefit of a US Person, to a citizen of the United States or in the United States, and thereafter the Purchaser agrees not to sell the Shares in the United States except in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder including Regulation S, and all applicable state, federal and foreign securities laws. In connection with any sale of the Units prior to the expiration of the Restricted Period, the Purchaser will obtain from a prospective purchaser written assurance that:

        (a) The prospective purchaser is not a U.S. Person or a citizen of the United States;

        (b) The Units have been offered and sold to the prospective purchaser outside the United States, and the prospective purchaser has no present intention to re-offer or resell the Units to a U.S. Person, to a citizen of the United States or in the United States;

        (c) Prior to the expiration of the Restricted Period, the prospective purchaser will not offer to sell the Units to a U.S. Person, to a citizen of the United States or to any person or entity purchasing the Units for the account or benefit of a U.S. Person or in the United States;

        (d) The prospective purchaser consents to a stop transfer order being placed on the Units with the Company's transfer agent pursuant to Regulation S of the Securities Act, provided such stop transfer order shall be removed from the Units upon the expiration of the Restricted Period; and

        (e) If the prospective purchaser effects any further transfer, offer or sale of the Units, such transfer, offer or sale shall comply with the terms of this Section 6. If such transfer, offer or sale occurs prior to the expiration of the Restricted Period, the undersigned's prospective purchaser will obtain from any subsequent purchaser similar written assurances set forth in clauses
(a) through (d) of this Section 6.

        7. Right to Reject Subscriptions; Counterparts. The Purchaser understands that the Company may, in its sole discretion, reject this subscription in whole or in part. The Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        8. Modification. Neither this Subscription Agreement nor any provisions hereof may be waived, modified, discharged or terminated except by an instrument in writing signed by the party against which any such waiver, modification, discharge or termination is sought.

        9. Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail return receipt requested, or delivered personally or by courier against receipt of the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9). Any notice or other communication given hereunder shall be deemed given at the time of receipt thereof.

        10. Assignability. This Subscription Agreement and the rights and obligations of the Purchaser hereunder are not transferable or assignable by the Purchaser.

        11. Governing Law; Jurisdiction. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law). Any claim, action, proceeding or lawsuit relating to this Subscription Agreement or the transaction contemplated hereby shall be brought in the United States District Court for the Southern District of New York or if such court determines that it does not have jurisdiction shall be brought in the New York State Supreme Court located in New York City. The Purchaser hereby consents to and agrees to submit to the jurisdiction in the United States of America of the United States District Court for the Southern District of New York or the New York State Supreme Court located in New York City for any such claim, action, proceeding or lawsuit and to the venue of such claim, action, proceeding or lawsuit in such courts.

        12. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, commitments, writings and other communications between the parties, whether written or oral, with respect to such subject matter.

     IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement this ____ day of ________, 1996.

Signature:

-------------------------------------
Print Name of Subscriber

By:__________________________________


-------------------------------------
Print Name and Title of
Person Signing



Place of Execution:_________________________________


Address:                                    Address for notices if
                                                     different:

------------------------------------        ------------------------------------
Number and Street                           Number and Street

------------------------------------        ------------------------------------
City     State             Zip Code         City     State             Zip Code

                           ACCEPTANCE OF SUBSCRIPTION

Accepted and Agreed to this ____ day of ________, 1996 for ________UNITS.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.


                                           By:----------------------------------

                                   APPENDIX A



Pursuant to Rule 902 (c), (o) and (p) of Regulation S, the terms "distributor," "U.S. person" and "United States" are defined as follows:

        (c) Distributor. "Distributor" means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on this Regulation S.

        (o) U.S. Person.

               1. "U.S. person" means:

               (i) Any natural person resident in the United States;

               (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

               (iii) Any estate of which any executor or administrator is a U.S. person;

               (iv) Any trust of which any trustee is a U.S. person;

               (v) Any agency or branch of a foreign entity located in the United States;

               (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

               (vii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

        (2) Notwithstanding paragraph (o)(1) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person".

        (3)   Notwithstanding   paragraph  (o)(1),   any  estate  of  which  any
professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

               (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

               (ii) The estate is governed by foreign law.

        (4) Notwithstanding paragraph (o)(1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

        (5) Notwithstanding paragraph (o)(1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

        (6) Notwithstanding paragraph (o)(1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

               (i) The agency or branch operates for valid business reasons; and

               (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

        (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons".

        (p) United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.